n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2023 Financial Results;
Provides Initial Full Year 2024 Financial Guidance

•Reports 4Q23 loss per share of $4.42 on a GAAP basis, Adjusted loss per share of $0.11; reports FY 2023 earnings per share (EPS) of $20.00 on a GAAP basis, $26.09 on an Adjusted basis
•4Q23 results reflect additional increase in Medicare Advantage medical cost trends, driven by higher than anticipated inpatient utilization, primarily for the months of November and December, and a further increase in non-inpatient trends
•Announces initial FY 2024 EPS guidance of 'approximately $14.87' on a GAAP basis, 'approximately $16.00' on an Adjusted basis; assumes the higher Medicare Advantage medical costs experienced in 4Q23 persist throughout 2024
•Affirms 2024 individual Medicare Advantage annual membership growth of approximately 100,000 or 1.8 percent
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 9:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (January 25, 2024) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net earnings (loss) per share (EPS) for the quarter ended December 31, 2023 (4Q23) versus the quarter ended December 31, 2022 (4Q22) and for the year ended December 31, 2023 (FY 2023) versus the year ended December 31, 2022 (FY 2022) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net earnings (pretax results) In millions	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
Generally Accepted Accounting Principles (GAAP)	($591)	($71)	$3,383	$3,568
Amortization associated with identifiable intangibles	15	20	67	81
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	179	84	320	68
Transaction and integration costs	—	35	(48)	105
Change in fair market value of publicly-traded equity securities	—	4	(1)	123
Impact of exit of employer group commercial medical products business	1	59	16	107
Accrued charge related to certain anticipated litigation expenses	—	—	105	—
Value creation initiatives	384	188	436	473
Impairment charges	91	—	91	—
Adjustment (gain) on sale of Gentiva (formerly Kindred) Hospice	—	3	—	(237)
Adjusted (non-GAAP)	$79	$322	$4,369	$4,288

Net (loss) earnings per share (EPS)	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
GAAP	($4.42)	($0.12)	$20.00	$22.08
Amortization associated with identifiable intangibles	0.13	0.16	0.54	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	1.46	0.66	2.57	0.53
Transaction and integration costs	—	0.28	(0.38)	0.83
Change in fair market value of publicly-traded equity securities	—	0.03	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.01	0.46	0.13	0.84
Accrued charge related to certain anticipated litigation expenses	—	—	0.84	—
Value creation initiatives	3.13	1.49	3.50	3.72
Impairment charges	0.74	—	0.73	—
Adjustment (gain) on the sale of Gentiva (formerly Kindred) Hospice	—	0.03	—	(1.86)
Cumulative net tax impact of non-GAAP adjustments	(1.16)	(1.02)	(1.83)	(1.87)
Adjusted (non-GAAP)	($0.11)	$1.97	$26.09	$25.88
For comparative purposes, the 4Q22 and FY 2022 reconciliations noted in the preceding tables have been recast to exclude the impact of the employer group commercial medical products business due the exit from the business as announced by Humana on February 23, 2023. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year comparisons.
In addition, a summary of key consolidated and segment statistics comparing 4Q23 to 4Q22 and FY 2023 to FY 2022 follows.
Adjusted (non-GAAP) 4Q22 and FY 2022 metrics, where applicable, have been recast to exclude the impact of the employer group commercial medical products business as a result of the exit from the business announced by Humana on February 23, 2023.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
CONSOLIDATED
Revenues	$26,462	$22,439	$106,374	$92,870
Revenues - Adjusted (non-GAAP)	$25,734	$21,303	$102,645	$88,304
Pretax results	($591)	($71)	$3,383	$3,568
Pretax results - Adjusted (non-GAAP)	$79	$322	$4,369	$4,288
(Net loss per share) EPS	($4.42)	($0.12)	$20.00	$22.08
(Net loss per share) EPS - Adjusted (non-GAAP)	($0.11)	$1.97	$26.09	$25.88
Benefits expense ratio	90.7%	87.3%	87.3%	86.3%
Benefits expense ratio - Adjusted (non-GAAP)	90.5%	87.1%	87.2%	86.2%
Operating cost ratio	14.6%	15.9%	12.5%	13.7%
Operating cost ratio - Adjusted (non-GAAP)	12.9%	14.7%	11.7%	12.8%
Operating cash flows			$3,981	$4,587
Parent company cash and short term investments			$510	$934
Debt-to-total capitalization			41.8%	42.0%
Days in Claims Payable (DCP)	41.4	45.9

INSURANCE SEGMENT
Revenues	$25,565	$21,599	$102,854	$88,841
Revenues - Adjusted (non-GAAP)	$24,801	$20,459	$99,090	$84,152
Benefits expense ratio	91.5%	87.5%	88.0%	86.6%
Benefits expense ratio - Adjusted (non-GAAP)	91.4%	87.4%	88.0%	86.5%
Operating cost ratio	11.1%	12.8%	10.2%	10.4%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	12.5%	9.8%	10.0%
(Loss) income from operations	($426)	$46	$2,654	$3,022
(Loss) income from operations - Adjusted (non-GAAP)	($361)	$112	$2,897	$3,159

CENTERWELL SEGMENT
Revenues	$4,710	$4,141	$18,405	$17,307
Operating cost ratio	90.6%	92.6%	91.2%	91.5%
Income from operations	$387	$263	$1,404	$1,291
Income from operations - Adjusted (non-GAAP) (b)	$445	$308	$1,614	$1,472
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Initial 2024 Earnings Guidance
Humana provided its initial GAAP and Adjusted EPS guidance for the year ending December 31, 2024 (FY 2024) as detailed below. GAAP and Adjusted EPS results for FY 2023 are also shown for comparison.
Additional FY 2024 guidance points are included on page 18 of this earnings release.

Diluted earnings per common share	FY 2024 Guidance (c)	FY 2023 (a)
GAAP	approximately $14.87	$20.00
Amortization of identifiable intangibles	0.49	0.54
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	—	2.57
Transaction and integration costs	—	(0.38)
Change in fair market value of publicly-traded equity securities	—	(0.01)
Impact of exit of employer group commercial medical products business	0.97	0.13
Accrued charge related to certain anticipated litigation expenses	—	0.84
Value creation initiatives	—	3.50
Impairment charges	—	0.73
Cumulative net tax impact of non-GAAP adjustments	(0.33)	(1.83)
Adjusted (non-GAAP) – FY 2024 projected; FY 2023 reported	approximately $16.00	$26.09
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
CONSOLIDATED
Revenues	$26,462	$22,439	$106,374	$92,870
Revenues - Adjusted (non-GAAP)	$25,734	$21,303	$102,645	$88,304
Pretax results	($591)	($71)	$3,383	$3,568
Pretax results - Adjusted (non-GAAP)	$79	$322	$4,369	$4,288
(Net loss per share) EPS	($4.42)	($0.12)	$20.00	$22.08
(Net loss per share) EPS - Adjusted (non-GAAP)	($0.11)	$1.97	$26.09	$25.88
Benefits expense ratio	90.7%	87.3%	87.3%	86.3%
Benefits expense ratio - Adjusted (non-GAAP)	90.5%	87.1%	87.2%	86.2%
Operating cost ratio	14.6%	15.9%	12.5%	13.7%
Operating cost ratio - Adjusted (non-GAAP)	12.9%	14.7%	11.7%	12.8%
Operating cash flows			$3,981	$4,587
Parent company cash and short term investments			$510	$934
Debt-to-total capitalization			41.8%	42.0%
Days in Claims Payable (DCP)	41.4	45.9
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Consolidated Revenues
The favorable year-over-year quarter and FY GAAP consolidated revenues comparisons were primarily driven by the following factors:
•individual Medicare Advantage and state-based contracts membership growth and
•higher per member individual Medicare Advantage premiums.
These increases were partially offset by the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage, and stand-alone PDP products.
Additionally, the year-over-year FY GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022, as well as the impact from the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred at Home) which was completed in August 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefits Expense
The year-over-year quarterly and FY increases in the GAAP ratios reflect the following factors:
•investments in the benefit design of the company's Medicare Advantage products for 2023,
•continuation of elevated Medicare Advantage utilization trends as previously discussed, which further increased in 4Q23, driven by higher than anticipated inpatient utilization, primarily for the months of November and December, as well as a further increase in non-inpatient trends, predominantly in the categories of physician, outpatient surgeries and supplemental benefits, which emerged with the November and December paid claims data (received throughout December and January, respectively), and
•the impact of continued strong individual Medicare Advantage growth following the 2023 Annual Election Period (AEP), including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premiums,
•decreased average unit cost given the additional 20 percent payment on COVID-19 admissions during the Public Health Emergency (PHE), which ended May 11, 2023, and
•higher favorable prior period medical claims reserve development (Prior Period Development) in 2023.
Furthermore, the 4Q23 and FY 2023 ratios continue to reflect a shift in line of business mix, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefits expense ratio for the respective periods.

Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	FY
Prior Period Development from prior years recognized in 2023 (d)	$522	$232	$4	$114	$872
Decrease to GAAP benefits expense ratio	(200 bps)	(90 bps)	(0 bps)	(50 bps)	(90 bps)
Prior Period Development from prior years recognized in 2022 (d)	$360	$37	$7	$11	$415
Decrease to GAAP benefits expense ratio	(160 bps)	(20 bps)	(0 bps)	(10 bps)	(50 bps)
Consolidated Operating Expenses
The quarter and FY year-over-year decreases in the GAAP consolidated operating cost ratio from the respective periods in 2022 primarily related to the following:
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership,
•administrative cost efficiencies that resulted as part of the company's value creation initiatives, and
•the impact of significantly reduced compensation accruals in 2023 for the annual incentive plan offered to employees across all levels of the company, in accordance with plan requirements, as the company's 2023 performance was negatively impacted by the previously-discussed higher Medicare Advantage utilization trends.
These factors were partially offset by the following:
•an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023,
•the impact from accelerated charges related to value creation initiatives in 2023 compared to 2022; the impact of these charges was recorded at the corporate level and not allocated to the segments, and
•impairment charges expensed in 4Q23.
Furthermore, the year-over-year FY GAAP comparison was favorably impacted by the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022; the business had a significantly higher operating cost ratio than the company's historical consolidated operating cost ratio. Additionally, the year-over-year FY GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022 and an accrual recorded in FY 2023 related to certain anticipated litigation expenses.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratio for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 41.4 days at December 31, 2023 represented a decrease of 1.7 days from 43.1 days at September 30, 2023, and a decrease of 4.5 days from 45.9 days at December 31, 2022.
The 1.7 day sequential decline was primarily driven by lower reserve requirements in provider-capitation accruals due to lower performance-based payment expectations.
The 4.5 day year-over-year decrease was primarily driven by lower reserve requirements in provider-capitation accruals due to lower performance-based payment expectations, coupled with higher overall utilization and shifting utilization patterns from inpatient to non-inpatient service settings resulting in faster claims completion which lowers incurred but not reported (IBNR) claims.
•Humana's debt-to-total capitalization at December 31, 2023 increased 70 basis points to 41.8 percent from 41.1 percent at September 30, 2023 primarily driven by a decrease in total capitalization as a result of 4Q23 open market share repurchases and the 4Q23 net loss, combined with the previously disclosed $1.35 billion issuance of senior notes in November 2023. These factors were partially offset by a declining commercial paper balance in 4Q23.
Operating cash flows
The year-over-year FY decline in operating cash flows primarily reflected lower FY 2023 earnings compared to FY 2022, combined the unfavorable impact of working capital changes.
Share repurchases

FY 2023
Total number of shares repurchased	3,110,000
Average price paid per share	$482.27
Remaining repurchase authorization as of January 24, 2024	$1.1 billion
Under Rule 10b5-1, the company began initiating open market repurchases in March 2023 as part of the Board of Directors' February 2023 $3.0 billion stock repurchase authorization.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results $ in millions	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
Revenues	$25,565	$21,599	$102,854	$88,841
Revenues - Adjusted (non-GAAP)	$24,801	$20,459	$99,090	$84,152
Benefits expense ratio	91.5%	87.5%	88.0%	86.6%
Benefits expense ratio - Adjusted (non-GAAP)	91.4%	87.4%	88.0%	86.5%
Operating cost ratio	11.1%	12.8%	10.2%	10.4%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	12.5%	9.8%	10.0%
(Loss) income from operations	($426)	$46	$2,654	$3,022
(Loss) income from operations - Adjusted (non-GAAP)	($361)	$112	$2,897	$3,159
The Adjusted (non-GAAP) metrics represent the exclusion of the company's employer group commercial medical products business as a result of the company's announcement on February 23, 2023 to exit the business; 4Q22 and FY 2022 Adjusted metrics have also been recast to exclude the impact of the employer group commercial medical products business. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Insurance Segment Revenues
The year-over-year quarter and FY increases in Insurance segment GAAP revenues from the respective periods in 2022 primarily reflect the following items:
•individual Medicare Advantage and state-based contracts membership growth and
•higher per member individual Medicare Advantage premiums.

These factors were partially offset by the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage, and stand-alone PDP products.
Additionally, the year-over-year FY GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefits Expense
The year-over-year quarter and FY increases in the segment's GAAP ratios from the respective periods in 2022 reflect the following:
•investments in the benefit design of the company's Medicare Advantage products for 2023,
•continuation of elevated Medicare Advantage utilization trends as previously discussed, which further increased in 4Q23, driven by higher than anticipated inpatient utilization, primarily for the months of November and December, as well as a further increase in non-inpatient trends, predominantly in the categories of physician, outpatient surgeries and supplemental benefits, which emerged with the November and December paid claims data (received throughout December and January, respectively), and
•the impact of continued strong individual Medicare Advantage growth following the 2023 AEP, including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premiums,
•decreased average unit cost given the additional 20 percent payment on COVID-19 admissions during the PHE, which ended May 11, 2023, and
•higher favorable Prior Period Development in 2023.
Furthermore, the 4Q23 and FY 2023 ratios continue to reflect a shift in line of business mix within the segment, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefits expense ratio for the respective periods.
Insurance Segment Operating Costs
The year-over-year quarter and FY decreases in the segment's operating cost ratio from the respective periods in 2022 primarily reflect the following:
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership,
•administrative cost efficiencies that resulted as part of the company's value creation initiatives, and
•the impact of significantly reduced compensation accruals in 2023 for the annual incentive plan offered to employees across all levels of the company, in accordance with plan requirements, as the company's 2023 performance was negatively impacted by the previously-discussed higher Medicare Advantage utilization trends.

These factors were partially offset by an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023.
Additionally, the year-over-year FY GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022 and an accrual recorded in FY 2023 related to certain anticipated litigation expenses.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating costs ratio for the respective periods.
Insurance Segment Enrollment

in thousands				Year-over-Year Change		Sequential Change
	December 31, 2023	December 31, 2022	September 30, 2023	Amount	Percent	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,408.9	4,565.6	5,374.4	843.3	18.5%	34.5	0.6%
Group Medicare Advantage	509.6	565.1	510.3	(55.5)	(9.8)%	(0.7)	(0.1)%
Total Medicare Advantage	5,918.5	5,130.7	5,884.7	787.8	15.4%	33.8	0.6%
Medicare stand-alone PDP	2,849.1	3,551.3	2,885.8	(702.2)	(19.8)%	(36.7)	(1.3)%
Total Medicare	8,767.6	8,682.0	8,770.5	85.6	1.0%	(2.9)	—%
State-based contracts and other	1,228.8	1,137.3	1,264.6	91.5	8.0%	(35.8)	(2.8)%
Medicare Supplement	307.2	313.6	299.4	(6.4)	(2.0)%	7.8	2.6%
Military	5,960.2	5,959.9	5,935.4	0.3	—%	24.8	0.4%
Total excluding employer group commercial medical	16,263.8	16,092.8	16,269.9	171.0	1.1%	(6.1)	—%
Fully-insured commercial medical	338.7	556.3	409.3	(217.6)	(39.1)%	(70.6)	(17.2)%
ASO commercial	255.3	430.1	284.3	(174.8)	(40.6)%	(29.0)	(10.2)%
Total employer group commercial medical	594.0	986.4	693.6	(392.4)	(39.8)%	(99.6)	(14.4)%
Total Medical Membership	16,857.8	17,079.2	16,963.5	(221.4)	(1.3)%	(105.7)	(0.6)%

Specialty Membership:
Dental—fully-insured	2,205.0	2,416.3	2,262.3	(211.3)	(8.7)%	(57.3)	(2.5)%
Dental—ASO	307.0	288.1	307.1	18.9	6.6%	(0.1)	—%
Total Dental	2,512.0	2,704.4	2,569.4	(192.4)	(7.1)%	(57.4)	(2.2)%
Vision	1,971.4	2,081.7	1,997.6	(110.3)	(5.3)%	(26.2)	(1.3)%
Other supplemental benefits	384.9	408.7	397.3	(23.8)	(5.8)%	(12.4)	(3.1)%
Total Specialty Membership (e)	4,868.3	5,194.8	4,964.3	(326.5)	(6.3)%	(96.0)	(1.9)%
Individual Medicare Advantage membership includes 871,300 Dual Eligible Special Need Plans (D-SNP) members as of December 31, 2023, a net increase of 202,400, or 30 percent, from 668,900 as of December 31, 2022, and up 3,300, or less than 1 percent, from 868,000 as of September 30, 2023.
State-based contracts and other membership in 2023 reflects the impact of membership additions associated with the implementation of the Louisiana (effective January 2023) and Ohio contracts (effective February 2023), partially offset by ending the suspension of state eligibility redetermination efforts previously enacted as part of the PHE.

January 2024 Ending Membership

January 2024 individual Medicare Advantage membership approximated 5,531,100, up approximately 122,200, or 2 percent, from December 31, 2023, reflecting net membership additions during the recently completed 2024 AEP. Included within this membership is approximately 915,400 D-SNP members, an increase of 44,100, or 5 percent, from December 31, 2023.

January 2024 group Medicare Advantage membership approximated 552,700, up 43,100 approximately, or 8 percent, from December 31, 2023, reflecting net membership additions during the 2024 selling season.

January 2024 stand-alone PDP membership approximated 2,378,100, down approximately 471,000, or 17 percent, from December 31, 2023, reflecting net membership losses during the recently completed 2024 AEP.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. The segment also includes the impact of non-consolidating minority interest investments related to the company's strategic partnerships with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as the Gentiva (formerly Kindred) Hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results $ in millions	4Q23	4Q22	FY 2023	FY 2022
Revenues	$4,710	$4,141	$18,405	$17,307
Operating cost ratio	90.6%	92.6%	91.2%	91.5%
Income from operations	$387	$263	$1,404	$1,291
Income from operations - Adjusted (non-GAAP) (b)	$445	$308	$1,614	$1,472
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliation.
CenterWell Segment Revenues
CenterWell segment revenues increased in 4Q23 and FY 2023 compared to the respective periods in 2022; these increases were impacted by the following factors:
•the company's individual Medicare Advantage membership growth, which led to higher intersegment Pharmacy Solutions revenues,
•higher revenues associated with growth in the company's Primary Care business, and
•greater intersegment revenues associated with the Home Solutions business as a result of the expansion of the value-based care home model in 2023 compared to 2022.
Additionally, the FY comparison was negatively impacted by the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022.
CenterWell Segment Operating Costs
The year-over-year quarter and FY decreases in the segment's operating cost ratio compared to the respective periods in 2022 primarily resulted from the following factors:
•an improving ratio in the company's Primary Care business driven by year-over-year medical costs favorability,
•administrative cost efficiencies related to the Pharmacy Solutions business, and
•the impact of significantly reduced compensation accruals in 2023 for the annual incentive plan offered to employees across all levels of the company, in accordance with plan requirements, as the company's 2023 performance was negatively impacted by the previously-discussed higher Medicare Advantage utilization trends.
These factors were partially offset by the following:

•the expansion of the value-based care model within the Home Solutions business, which carries a higher operating cost ratio compared to the core fee-for-service business, along with growth in Medicare Advantage episodes in the core fee-for-service business and
•continued investments within the Home Solutions business to abate the pressures of the current nursing labor environment.
In addition, the year-over-year FY comparison was negatively impacted by the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice operations, which had a lower operating cost ratio than other businesses within the segment.
See additional operational metrics for the CenterWell segment on pages S-14 through S-16 of the statistical supplement included in this earnings release.
Conference Call
Humana will host a live question and answer session for analysts at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question and answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BI4ed0098679fd435e8af0ab344fa47655 .

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call.

A webcast of the 4Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page (https://humana.gcs-web.com/events-and-presentations), approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings press release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment.

	4Q23	4Q22	FY 2023	FY 2022
Insurance segment	$4	$7	$22	$30
CenterWell segment	$11	$13	$45	$51

•Put/call valuation adjustments associated with company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - The transaction and integration costs primarily relate to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of Gentiva (formerly Kindred) Hospice in 2022. For 4Q22, FY 2022, and FY 2023, GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the company's core business operations. For 4Q22, FY 2022, and FY 2023, GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues (specifically investment income).
•Impact of exit of employer group commercial medical products business - Prior period segment financial information has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrued charge related to certain anticipated litigation expenses - This charge relates to certain anticipated expenses the company has accrued in connection with a legal matter. For FY 2023, GAAP measures affected include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. For all periods shown in this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impairment charges - The company recognized non-cash impairment charges in 4Q23 related to (1) certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets and (2) investments in certain joint ventures for which the company held minority ownership interests that were deemed to be unrecoverable based on recent market activity. These charges were recorded at the corporate level and not allocated to the segments. For 4Q23 and FY 2023, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues (specifically investment income related to the joint venture investments), and the consolidated operating cost ratio.
•Adjustment (gain) on sale of Gentiva (formerly Kindred) Hospice - Reflects the adjustment (gain) related to the sale of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice. For 4Q22 and FY 2022, GAAP measures affected include consolidated pretax results and EPS.
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$26,462	$22,439	$106,374	$92,870
Change in fair market value of publicly-traded equity securities	—	4	(1)	123
Impact of exit of employer group commercial medical products business	(764)	(1,140)	(3,764)	(4,689)
Impairment charges	36	—	36	—
Adjusted (non-GAAP)	$25,734	$21,303	$102,645	$88,304

Revenues - INSURANCE SEGMENT (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$25,565	$21,599	$102,854	$88,841
Impact of exit of employer group commercial medical products business	(764)	(1,140)	(3,764)	(4,689)
Adjusted (non-GAAP)	$24,801	$20,459	$99,090	$84,152

Benefit Expense Ratio

Benefit expense ratio - CONSOLIDATED	4Q23	4Q22	FY 2023	FY 2022
GAAP	90.7%	87.3%	87.3%	86.3%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.2)%	(0.1)%	(0.1)%
Adjusted (non-GAAP)	90.5%	87.1%	87.2%	86.2%

Benefit expense ratio - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	91.5%	87.5%	88.0%	86.6%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.1)%	—%	(0.1)%
Adjusted (non-GAAP)	91.4%	87.4%	88.0%	86.5%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	4Q23	4Q22	FY 2023	FY 2022
GAAP	14.6%	15.9%	12.5%	13.7%
Transaction and integration costs	—%	(0.2)%	—%	(0.1)%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	(0.2)%	(0.3)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	(0.1)%	—%
Value creation initiatives	(1.5)%	(0.8)%	(0.4)%	(0.5)%
Impairment charges	(0.2)%	—%	(0.1)%	—%
Adjusted (non-GAAP)	12.9%	14.7%	11.7%	12.8%

Operating cost ratio - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	11.1%	12.8%	10.2%	10.4%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	(0.3)%	(0.4)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	(0.1)%	—%
Adjusted (non-GAAP)	10.9%	12.5%	9.8%	10.0%

Income from Operations

(Loss) income from operations - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	($426)	$46	$2,654	$3,022
Amortization associated with identifiable intangibles	$4	$7	$22	$30
Impact of exit of employer group commercial medical products business	61	59	116	107
Accrued charge related to certain anticipated litigation expenses	—	—	105	—
Adjusted (non-GAAP)	($361)	$112	$2,897	$3,159
(b) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry. Prior year presentation has been recast to conform to current year presentation.

Income from operations - CENTERWELL SEGMENT (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$387	$263	$1,404	$1,291
Depreciation and amortization expense	58	45	210	181
Adjusted (non-GAAP)	$445	$308	$1,614	$1,472

(c) FY 2024 projected Adjusted results exclude the future impact of items that cannot be estimated at this time.

(d) Prior Period Development related to the employer group commercial medical products business:

Favorable (unfavorable)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	FY
Prior Period Development from prior years recognized in 2023	$23	($20)	($2)	$—	$1
Prior Period Development from prior years recognized in 2022	$32	($2)	($5)	($20)	$5

(e) The company provides a full range of insured specialty products including dental, vision, and life insurance benefits marketed to individuals and groups. Members included in these products may not be unique to each product since members have the ability to enroll in a medical product and one or more specialty products.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022;
•Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023; and
•Form 8-Ks filed during 2023 and 2024.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Initial Full Year 2024 Projections - As of January 25, 2024 in accordance with GAAP unless otherwise noted

Diluted earnings per common share
GAAP: approximately $14.87
Non-GAAP: approximately $16.00

Total Revenues
Consolidated	GAAP: approximately $113 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	GAAP: approximately $110 billion
CenterWell segment	GAAP: approximately $19 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Growth of approximately 100,000
Group Medicare Advantage	Growth of approximately 45,000
Medicare stand-alone PDP	Decline of approximately 650,000
State-based contracts	Growth of approximately 250,000	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, South Carolina, and Wisconsin.

Benefit Ratio Insurance segment	GAAP: approximately 90.0%	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	GAAP: approximately 11.4%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Segment Results
Insurance segment income from operations	GAAP: approximately $1.2 billion
CenterWell segment Income from operations	GAAP: approximately $1.4 billion

Effective Tax Rate	GAAP: approximately 24.5%
Weighted Avg. Share Count for Diluted EPS	approximately 122 million
Cash flows from operations	GAAP: approximately $2 billion
Capital expenditures	GAAP: approximately $800 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
4Q23 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 4Q23 Earnings Release

(S-3) - (S-4)	Consolidated Statements of Income
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - FY
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - FY
(S-11)	Membership Detail
(S-12) - (S-13)	Premiums and Services Revenue Detail
(S-14) - (S-16)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-17)	Footnotes

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended December 31,

	2023	2022
Revenues:
Premiums	$25,128	$21,275
Services	1,040	1,004
Investment income	294	160
Total revenues	26,462	22,439
Operating expenses:
Benefits	22,782	18,582
Operating costs	3,827	3,551
Depreciation and amortization	201	182
Total operating expenses	26,810	22,315
(Loss) income from operations	(348)	124
Adjustment on sale of Gentiva (formerly Kindred) Hospice	—	3
Interest expense	146	108
Other expense, net	97	84
Loss before income taxes and equity in net earnings	(591)	(71)
Benefit from income taxes	(75)	(58)
Equity in net losses (A)	(24)	(5)
Net loss	(540)	(18)
Net (income) loss attributable to noncontrolling interests	(1)	3
Net loss attributable to Humana	$(541)	$(15)
Basic loss per common share	$(4.42)	$(0.12)
Diluted loss per common share	$(4.42)	$(0.12)
Shares used in computing basic loss per common share (000’s)	122,461	125,644
Shares used in computing diluted loss per common share (000’s)	122,461	125,644

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the year ended December 31,

	2023	2022
Revenues:
Premiums	$101,272	$87,712
Services	4,033	4,776
Investment income	1,069	382
Total revenues	106,374	92,870
Operating expenses:
Benefits	88,394	75,690
Operating costs	13,188	12,671
Depreciation and amortization	779	709
Total operating expenses	102,361	89,070
Income from operations	4,013	3,800
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(237)
Interest expense	493	401
Other expense, net	137	68
Income before income taxes and equity in net earnings	3,383	3,568
Provision for income taxes	836	762
Equity in net losses (A)	(63)	(4)
Net income	2,484	2,802
Net loss attributable to noncontrolling interests	5	4
Net income attributable to Humana	$2,489	$2,806
Basic earnings per common share	$20.09	$22.20
Diluted earnings per common share	$20.00	$22.08
Shares used in computing basic earnings per common share (000’s)	123,866	126,419
Shares used in computing diluted earnings per common share (000’s)	124,441	127,094

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$4,694	$5,061
Investment securities	16,626	13,881
Receivables, net	2,035	1,674
Other current assets	6,631	5,567
Total current assets	29,986	26,183
Property and equipment, net	3,030	3,221
Long-term investment securities	382	380
Equity method investments	740	749
Goodwill	9,550	9,142
Other long-term assets	3,377	3,380
Total assets	$47,065	$43,055
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$10,241	$9,264
Trade accounts payable and accrued expenses	6,569	5,238
Book overdraft	353	298
Unearned revenues	266	286
Short-term debt	1,443	2,092
Total current liabilities	18,872	17,178
Long-term debt	10,213	9,034
Other long-term liabilities	1,662	1,473
Total liabilities	30,747	27,685
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,690,082 issued at December 31, 2023	33	33
Capital in excess of par value	3,346	3,246
Retained earnings	27,540	25,492
Accumulated other comprehensive loss	(999)	(1,304)
Treasury stock, at cost, 76,465,862 shares at December 31, 2023	(13,658)	(12,156)
Total stockholders’ equity	16,262	15,311
Noncontrolling interests	56	59
Total equity	16,318	15,370
Total liabilities and equity	$47,065	$43,055
Debt-to-total capitalization ratio	41.8%	42.0%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the year ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$2,484	$2,802
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(237)
Loss on investment securities, net	54	205
Equity in net losses	63	4
Impairment of property and equipment	206	248
Intangible asset impairment	55	—
Depreciation	850	749
Amortization	67	96
Stock-based compensation	175	216
Deferred income taxes	(167)	(100)
Changes in operating assets and liabilities, net of effect of businesses acquired and dispositions:
Receivables	(337)	(54)
Other assets	(1,318)	(463)
Benefits payable	915	975
Other liabilities	841	44
Unearned revenues	(20)	32
Other, net	113	70
Net cash provided by operating activities	3,981	4,587
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(233)	(337)
Proceeds from sale of Gentiva (formerly Kindred) Hospice, net	—	2,701
Purchases of property and equipment	(1,004)	(1,137)
Proceeds from sale of property and equipment	210	17
Purchases of investment securities	(7,552)	(6,049)
Maturities of investment securities	1,292	1,365
Proceeds from sales of investment securities	3,795	2,434
Net cash used in investing activities	(3,492)	(1,006)
Cash flows from financing activities
Receipts from contract deposits, net	828	1,993
Proceeds from issuance of senior notes	2,544	1,982
Repayment of senior notes	(1,832)	(1,000)
Repayments (proceeds) from the issuance of commercial paper, net	211	(376)
Proceeds from short-term borrowings	100	—
Repayments of short-term borrowings	(100)	—
Repayment of term loan	(500)	(2,000)
Debt issue costs	(7)	(6)
Change in book overdraft	55	(28)
Common stock repurchases	(1,573)	(2,096)
Dividends paid	(431)	(392)
Other	(151)	9
Net cash used in financing activities	(856)	(1,914)
(Decrease) increase in cash and cash equivalents	(367)	1,667
Cash and cash equivalents at beginning of period	5,061	3,394
Cash and cash equivalents at end of period	$4,694	$5,061

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$19,642	$—	$—	$19,642
Group Medicare Advantage	1,677	—	—	1,677
Medicare stand-alone PDP	512	—	—	512
Total Medicare	21,831	—	—	21,831
State-based contracts and other	2,142	—	—	2,142
Commercial fully-insured	717	—	—	717
Specialty benefits	249	—	—	249
Medicare Supplement	189	—	—	189
Total premiums	25,128	—	—	25,128
Services revenue:
Home solutions	—	345	—	345
Pharmacy solutions	—	188	—	188
Primary care	—	237	—	237
Military and other	223	—	—	223
Commercial ASO	47	—	—	47
Total services revenue	270	770	—	1,040
Total revenues—external customers	25,398	770	—	26,168
Intersegment revenues	1	3,940	(3,941)	—
Investment income	166	—	128	294
Total revenues	25,565	4,710	(3,813)	26,462
Operating expenses:
Benefits	23,004	—	(222)	22,782
Operating costs	2,811	4,265	(3,249)	3,827
Depreciation and amortization	176	58	(33)	201
Total operating expenses	25,991	4,323	(3,504)	26,810
(Loss) income from operations	$(426)	$387	$(309)	$(348)
Benefit ratio	91.5%			90.7%
Operating cost ratio	11.1%	90.6%		14.6%

Humana Inc.
Consolidating Statements of Income—For the three months ended December 31, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$15,840	$—	$—	$15,840
Group Medicare Advantage	1,773	—	—	1,773
Medicare stand-alone PDP	490	—	—	490
Total Medicare	18,103	—	—	18,103
State-based contracts and other	1,656	—	—	1,656
Commercial fully-insured	1,065	—	—	1,065
Specialty benefits	263	—	—	263
Medicare Supplement	188	—	—	188
Total premiums	21,275	—	—	21,275
Services revenue:
Home solutions	—	336	—	336
Pharmacy solutions	—	279	—	279
Primary care	—	159	—	159
Military and other	155	—	—	155
Commercial ASO	75	—	—	75
Total services revenue	230	774	—	1,004
Total revenues—external customers	21,505	774	—	22,279
Intersegment revenues	14	3,365	(3,379)	—
Investment income	80	2	78	160
Total revenues	21,599	4,141	(3,301)	22,439
Operating expenses:
Benefits	18,623	—	(41)	18,582
Operating costs	2,765	3,833	(3,047)	3,551
Depreciation and amortization	165	45	(28)	182
Total operating expenses	21,553	3,878	(3,116)	22,315
Income (loss) from operations	$46	$263	$(185)	$124
Benefit ratio	87.5%			87.3%
Operating cost ratio	12.8%	92.6%		15.9%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$78,837	$—	$—	$78,837
Group Medicare Advantage	6,869	—	—	6,869
Medicare stand-alone PDP	2,189	—	—	2,189
Total Medicare	87,895	—	—	87,895
State-based contracts and other	8,108	—	—	8,108
Commercial fully-insured	3,527	—	—	3,527
Specialty benefits	1,007	—	—	1,007
Medicare supplement	735	—	—	735
Total premiums	101,272	—	—	101,272
Services revenue:
Home solutions	—	1,342	—	1,342
Pharmacy solutions	—	849	—	849
Primary care	—	842	—	842
Military and other	763	—	—	763
Commercial ASO	237	—	—	237
Total services revenue	1,000	3,033	—	4,033
Total revenues—external customers	102,272	3,033	—	105,305
Intersegment revenues	31	15,372	(15,403)	—
Investment income	551	—	518	1,069
Total revenues	102,854	18,405	(14,885)	106,374
Operating expenses:
Benefits	89,100	—	(706)	88,394
Operating costs	10,408	16,791	(14,011)	13,188
Depreciation and amortization	692	210	(123)	779
Total operating expenses	100,200	17,001	(14,840)	102,361
Income (loss) from operations	$2,654	$1,404	$(45)	$4,013
Benefit ratio	88.0%			87.3%
Operating cost ratio	10.2%	91.2%		12.5%

Humana Inc.
Consolidating Statements of Income—For the year ended December 31, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$65,591	$—	$—	$65,591
Group Medicare Advantage	7,297	—	—	7,297
Medicare stand-alone PDP	2,269	—	—	2,269
Total Medicare	75,157	—	—	75,157
State-based contracts and other	6,376	—	—	6,376
Commercial fully-insured	4,389	—	—	4,389
Specialty benefits	1,047	—	—	1,047
Medicare supplement	743	—	—	743
Total premiums	87,712	—	—	87,712
Services revenue:
Home solutions	—	2,333	—	2,333
Pharmacy solutions	—	1,025	—	1,025
Primary care	—	568	—	568
Military and other	550	—	—	550
Commercial ASO	300	—	—	300
Total services revenue	850	3,926	—	4,776
Total revenues—external customers	88,562	3,926	—	92,488
Intersegment revenues	56	13,373	(13,429)	—
Investment income	223	8	151	382
Total revenues	88,841	17,307	(13,278)	92,870
Operating expenses:
Benefits	75,934	—	(244)	75,690
Operating costs	9,251	15,835	(12,415)	12,671
Depreciation and amortization	634	181	(106)	709
Total operating expenses	85,819	16,016	(12,765)	89,070
Income (loss) from operations	$3,022	$1,291	$(513)	$3,800
Benefit ratio	86.6%			86.3%
Operating cost ratio	10.4%	91.5%		13.7%

Humana Inc.
Membership Detail (Unaudited)
In thousands

				Year-over-Year Change			Sequential Change
	December 31, 2023	Average 4Q23	December 31, 2022	Amount	Percent	September 30, 2023	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,408.9	5,409.3	4,565.6	843.3	18.5%	5,374.4	34.5	0.6%
Group Medicare Advantage	509.6	509.9	565.1	(55.5)	(9.8)%	510.3	(0.7)	(0.1)%
Total Medicare Advantage	5,918.5	5,919.2	5,130.7	787.8	15.4%	5,884.7	33.8	0.6%
Medicare stand-alone PDP	2,849.1	2,860.5	3,551.3	(702.2)	(19.8)%	2,885.8	(36.7)	(1.3)%
Total Medicare	8,767.6	8,779.7	8,682.0	85.6	1.0%	8,770.5	(2.9)	—%
State-based contracts and other	1,228.8	1,237.9	1,137.3	91.5	8.0%	1,264.6	(35.8)	(2.8)%
Medicare supplement	307.2	304.1	313.6	(6.4)	(2.0)%	299.4	7.8	2.6%
Military	5,960.2	5,966.3	5,959.9	0.3	—%	5,935.4	24.8	0.4%
Total excluding employer group commercial medical	16,263.8	16,288.0	16,092.8	171.0	1.1%	16,269.9	(6.1)	—%
Fully-insured commercial medical	338.7	359.9	556.3	(217.6)	(39.1)%	409.3	(70.6)	(17.2)%
ASO commercial	255.3	266.2	430.1	(174.8)	(40.6)%	284.3	(29.0)	(10.2)%
Total employer group commercial medical	594.0	626.1	986.4	(392.4)	(39.8)%	693.6	(99.6)	(14.4)%
Total Medical Membership	16,857.8	16,914.1	17,079.2	(221.4)	(1.3)%	16,963.5	(105.7)	(0.6)%

Specialty Membership:
Dental—fully-insured (B)	2,205.0	2,223.8	2,416.3	(211.3)	(8.7)%	2,262.3	(57.3)	(2.5)%
Dental—ASO	307.0	307.5	288.1	18.9	6.6%	307.1	(0.1)	—%
Total Dental	2,512.0	2,531.3	2,704.4	(192.4)	(7.1)%	2,569.4	(57.4)	(2.2)%
Vision	1,971.4	1,977.1	2,081.7	(110.3)	(5.3)%	1,997.6	(26.2)	(1.3)%
Other supplemental benefits	384.9	388.1	408.7	(23.8)	(5.8)%	397.3	(12.4)	(3.1)%
Total Specialty Membership	4,868.3	4,896.5	5,194.8	(326.5)	(6.3)%	4,964.3	(96.0)	(1.9)%

	December 31, 2023	Member Mix December 31, 2023	December 31, 2022	Member Mix December 31, 2022
Individual Medicare Advantage Membership
HMO	2,853.0	53%	2,618.6	57%
PPO/PFFS	2,555.9	47%	1,947.0	43%
Total Individual Medicare Advantage	5,408.9	100%	4,565.6	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,917.3	36%	1,562.9	35%
Path to Risk (D)	1,847.0	34%	1,612.6	35%
Total Value-based	3,764.3	70%	3,175.5	70%
Other	1,644.6	30%	1,390.1	30%
Total Individual Medicare Advantage	5,408.9	100%	4,565.6	100%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended December 31,				Per Member per Month (I) For the three months ended December 31,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$19,642	$15,840	$3,802	24.0%	$1,210	$1,157
Group Medicare Advantage	1,677	1,773	(96)	-5.4%	1,096	1,046
Medicare stand-alone PDP	512	490	22	4.5%	60	46
State-based contracts and other (E)	2,142	1,656	486	29.3%	535	431
Fully-insured commercial medical (F)	717	1,065	(348)	-32.7%	570	539
Specialty benefits (G)	249	263	(14)	-5.3%	18	18
Medicare Supplement	189	188	1	0.5%	207	199
Military and other (H)	224	169	55	32.5%
Commercial ASO	47	75	(28)	-37.3%
Total	25,399	21,519	3,880	18.0%

CenterWell
Pharmacy solutions	2,791	2,726	65	2.4%
Primary care	1,073	876	197	22.5%
Home solutions	846	537	309	57.5%
Total	4,710	4,139	571	13.8%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the year ended December 31,				Per Member per Month (I) For the year ended December 31,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$78,837	$65,591	$13,246	20.2%	$1,246	$1,200
Group Medicare Advantage	6,869	7,297	(428)	-5.9%	1,121	1,079
Medicare stand-alone PDP	2,189	2,269	(80)	-3.5%	63	53
State-based contracts and other (E)	8,108	6,376	1,732	27.2%	470	444
Fully-insured commercial medical (F)	3,527	4,389	(862)	-19.6%	556	523
Specialty benefits (G)	1,007	1,047	(40)	-3.8%	18	18
Medicare Supplement	735	743	(8)	-1.1%	206	195
Military and other (H)	794	606	188	31.0%
Commercial ASO	237	300	(63)	-21.0%
Total	102,303	88,618	13,685	15.4%

CenterWell
Pharmacy solutions	11,300	10,866	434	4.0%
Primary care	4,174	3,547	627	17.7%
Home solutions	2,931	2,886	45	1.6%
Total	18,405	17,299	1,106	6.4%

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended December 31, 2023	For the three months ended December 31, 2022	Year-over-Year Change	For the three months ended September 30, 2023	Sequential Change

Generic Dispense Rate
Total Medicare	91.8%	91.7%	0.1%	91.8%	—%

Mail-Order Penetration
Total Medicare	29.0%	30.6%	-1.6%	29.6%	-0.6%

	For the year ended December 31, 2023	For the year ended December 31, 2022	Year-over-Year Change

Generic Dispense Rate
Total Medicare	91.4%	91.7%	-0.3%

Mail-Order Penetration
Total Medicare	29.7%	30.5%	-0.8%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of December 31, 2023			As of December 31, 2022			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	108	274	43,100	50	104	19,300	116.0%	163.5%	123.3%
Wholly-owned	188	617	189,600	185	567	171,900	1.6%	8.8%	10.3%
Independent Physician Associations			61,500			56,700			8.5%
	296	891	294,200	235	671	247,900	26.0%	32.8%	18.7%

	As of September 30, 2023			Sequential Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	100	268	36,400	8.0%	2.2%	18.4%
Wholly-owned	196	614	187,200	(4.1)%	0.5%	1.3%
Independent Physician Associations			61,100			0.7%
	296	882	284,700	—%	1.0%	3.3%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended December 31, 2023	For the three months ended December 31, 2022	Year-over-Year Growth

Episodic Admissions (L)	75,921	68,306	11.1%
Total Admissions - Same Store (M)	92,525	88,118	5.0%

	For the year ended December 31, 2023	For the year ended December 31, 2022	Year-over-Year Growth

Episodic Admissions (L)	301,642	276,245	9.2%
Total Admissions - Same Store (M)	372,926	354,994	5.1%

	December 31, 2023	December 31, 2022	Year-over-Year Growth
Members covered by a value-based home care model (N)	843,500	760,600	10.9%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
4Q23 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a WCAS joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.
N.Medicare Advantage members covered under the full value-based home model, which coordinates care and optimizes spend across home health, DME, and infusion provider categories.